UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 26, 2006

Monarch Casino & Resort, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(775) 335-4600

1175 W. Moana Lane, Suite 200, Reno, Nevada 89509
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results Of Operations And Financial Condition

On July 26, 2006, Monarch Casino & Resort, Inc. (the "Company") issued a press release reporting the Company's financial results for the second quarter ended June 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Text of press release dated July 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino and Resort, Inc.
(Registrant)

Date: July 26, 2006	/S/ Ronald Rowan
Ronald Rowan Chief Financial Officer

Exhibit 99.1

PRESS RELEASE

MONARCH CASINO REPORTS RECORD SECOND QUARTER REVENUES

- DILUTED EPS DECLINES $0.02 PRIMARILLY DUE TO
STOCK OPTION COSTS OF $0.06 CENTS PER SHARE -

RENO, NV—July 26, 2006— Monarch Casino & Resort, Inc. (nasdaq: MCRI) (the "Company"), owner of the Atlantis Casino Resort in Reno, Nevada, today announced record revenues and also announced decreases in EBITDA (1) and net income primarily driven by one-time stock option charges taken in the quarter ended June 30, 2006.
The Company reported record revenue from each of its revenue centers. Specifically, casino, food and beverage, hotel and ‘other revenue centers’ drove increases of 7.3%, 7.8%, 11.5% and 17.6%, respectively, over the same quarter of the prior year. These revenue increases, partially offset by a 12.6% increase in promotional allowances, led to a 7.7% increase in net revenues over the comparative quarter in 2005.
Despite the increase in revenue, the Company reported an 8.4% decrease in EBITDA (1) from $10.3 million in the second quarter of 2005 to $9.5 million for the same quarter of the current year. The decrease in EBITDA (1) was due primarily to a one-time non-cash charge of $1.2 million related to the accelerated vesting of stock options awarded to former CFO Ben Farahi, and recurring stock option expense of $495 thousand. Starting January 1, 2006, pursuant to SFAS No. 123R, the Company began recognizing expenses related to stock options and, therefore, the Company did not recognize any such expense in 2005.
Net income for the 2006 second quarter decreased 7.2% to $4.8 million, or $0.25 per diluted share (“EPS”), from $5.2 million, or $0.27 per diluted share for the same period last year.
Absent the one-time and recurring stock option expenses, EBITDA (1) for the second quarter would have been $11.2 million or 8.2% better than EBITDA (1) in the second quarter of 2005, and diluted EPS would have been $0.31, or 15% higher than diluted EPS in the second quarter of 2005.
Consensus published reports by analysts covering the Company estimated second quarter EBITDA (1) of $11.5 million and EPS of $0.31; however, several of the analyst estimates excluded an allowance for stock option expense.
Monarch’s CEO and Co-Chairman John Farahi commented on the Company’s performance: “The increase in our revenues indicates that our fundamentals remain very strong and that we continue to do a good job of not only attracting new guests, but also of retaining the loyalty of our long-time patrons. Margins in three of our four primary revenue centers improved over last year which indicates that we continue to effectively manage our costs.” Mr. Farahi added: “We continue to work on our Atlantis expansion plans and look to begin construction early next year.”
The Company remained debt free during the quarter with $24 million available under its revolving credit facility at June 30, 2006.
Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada. The Atlantis is the closest hotel-casino to, and is directly across the street from, the Reno-Sparks Convention Center. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet above street level and spanning 160 feet across Virginia Street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion and growth. Currently, the Company uses it as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 38 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance, and (ii) future expansion plans. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts:     Ron Rowan, CFO at (775) 825-4700 or rrowan@monarchcasino.com
John Farahi, CEO at (775) 825-4700 or John_Farahi@atlantiscasino.com

For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.

(1)
"EBITDA" consists of net income plus provision for income taxes, interest expense, and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) or as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.

Monarch Casino & Resort, Inc.
Condensed Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
Revenues
Casino	$25,780,512	$24,023,224	$49,904,559	$44,925,132
Food and beverage	10,135,342	9,404,978	19,880,159	18,431,314
Hotel	6,445,709	5,783,330	12,479,644	11,371,482
Other	1,340,524	1,140,419	2,431,100	2,188,756
Gross revenues	43,702,087	40,351,951	84,695,462	76,916,684
Less promotional allowances	(6,043,336)	(5,369,564)	(11,431,050)	(10,371,595)
Net revenues	37,658,751	34,982,387	73,264,412	66,545,089
Operating expenses
Casino	8,479,719	7,952,246	16,491,881	15,487,093
Food and beverage	4,700,015	4,730,595	9,490,786	9,167,960
Hotel	2,002,146	1,810,963	4,105,869	3,838,836
Other	417,830	323,418	732,284	645,064
Selling, general and administrative	12,561,359	9,772,874	23,402,845	18,582,167
Gaming development cost	29,067	56,310	72,832	260,708
Depreciation and amortization	2,144,481	2,099,912	4,291,239	4,138,112
Total operating expenses	30,334,617	26,746,318	58,587,736	52,119,940
Income from operations	7,324,134	8,236,069	14,676,676	14,425,149

Other expense
Interest expense	-	(283,963)	(59,444)	(589,337)

Income before income taxes	7,324,134	7,952,106	14,617,232	13,835,812

Provision for income taxes	2,501,902	2,758,000	5,026,902	4,788,000

Net income	$ 4,822,232	$ 5,194,106	$9,590,330	$ 9,047,812

Earnings per share of common stock:
Basic	$0.25	$ 0.28	$0.51	$ 0.48
Diluted	$0.25	$ 0.27	$0.50	$ 0.47

Weighted average number of common
shares and potential common
shares outstanding:
Basic	18,950,687	18,834,974	18,918,321	18,825,947
Diluted	19,282,501	19,099,112	19,268,889	19,072,009

Monarch Casino & Resort, Inc.
Condensed Consolidated Balance Sheets

	June 30, 2006 (UNAUDITED)	December 31, 2005
ASSETS
Current assets
Cash	$ 18,086,552	$ 12,886,494
Receivables, net	3,334,252	3,559,602
Federal income tax refund receivable	266,252	286,760
Inventories	1,467,337	1,456,453
Prepaid expenses	2,620,561	2,401,619
Deferred income taxes	1,721,883	1,326,224
Total current assets	27,496,837	21,917,152

Property and equipment
Land	10,339,530	10,339,530
Land improvements	3,166,107	3,166,107
Buildings	78,955,538	78,955,538
Building improvements	10,398,814	10,398,814
Furniture and equipment	70,285,434	67,393,755
Leasehold improvement	1,346,965	1,346,965
	174,492,388	171,600,709
Less accumulated depreciation and amortization	(80,228,943)	(76,117,346)
Net property and equipment	94,263,445	95,483,363

Other assets, net	269,524	269,524
Total assets	$122,029,806	$ 117,670,039
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	5,354,980	7,335,630
Accrued expenses	9,082,770	8,722,221
Total current liabilities	14,437,750	16,057,851

Long-term debt, less current maturities	-	8,100,000
Deferred income taxes	5,568,196	5,953,193

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value, 10,000,000 shares
authorized; none issued	-	-
Common stock, $.01 par value, 30,000,000 shares
authorized; 19,072,550 shares issued; 19,052,636 outstanding at 6/30/06, 18,879,310 outstanding at 12/31/05	190,726	190,726
Additional paid-in capital	22,121,537	17,882,827
Treasury stock, 19,914 shares at 6/30/06, 193,240 shares at 12/31/05, at cost	(73,052)	(708,877)
Retained earnings	79,784,649	70,194,319
Total stockholders' equity	102,023,860	87,558,995
Total liabilities and stockholders' equity	$122,029,806	$ 117,670,039

Monarch Casino & Resort, Inc.
Reconciliation of Net Income to EBITDA (1)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006 (unaudited)	2005 (unaudited)	2006 (unaudited)	2005 (unaudited)
Net income	$4,822,232	$5,194,106	$9,590,330	$9,047,812
Adjustments
Provision for income taxes	2,501,902	2,758,000	5,026,902	4,788,000
Interest expense	-	283,963	59,444	589,337
Depreciation & amortization	2,144,481	2,099,912	4,291,239	4,138,112
EBITDA (1) (unaudited)	$9,468,615	$10,335,981	$18,967,915	$18,563,261

(1) "EBITDA" consists of net income plus provision for income taxes, interest expense, and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) or as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented, may not be comparable to similarly titled measures presented by other companies.